As filed with the Securities and Exchange Commission on November 19, 2002
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      _____________________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                      _____________________________________
                           ALLIANT ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                     Wisconsin                              39-1380265
          (State or other jurisdiction of                (I.R.S. Employer
           incorporation or organization)               Identification No.)

                           Alliant Energy Corporation
                            4902 North Biltmore Lane
                          Madison, Wisconsin 53718-2132
                                 (608) 458-3311

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      _____________________________________

                    F.J. Buri                             with a copy to:
              Corporate Secretary                  Benjamin F. Garmer, III, Esq.
           Alliant Energy Corporation                     Foley & Lardner
            4902 North Biltmore Lane                 777 East Wisconsin Avenue
            Madison, Wisconsin 53718                Milwaukee, Wisconsin 53202
                 (608) 458-3311                         (414) 271-2400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
                      _____________________________________

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each       Amount        Proposed          Proposed
  Class of          to be         Maximum           Maximum           Amount of
Securities to     Registered   Offering Price      Aggregate        Registration
be Registered        (1)        Per Share(2)    Offering Price(2)       Fee
--------------------------------------------------------------------------------
Common Stock,     2,500,000     $14.525          $36,312,500        $3,340.75
$.01 par value,   shares and
with attached     rights
Common Share
Purchase Rights...
================================================================================
(1) Each share of Alliant Energy Corporation Common Stock has attached thereto one Common Share Purchase Right.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Common Stock of Alliant Energy Corporation as reported on the New York Stock Exchange on November 15, 2002. The value attributable to the Rights is reflected in the price of the Common Stock.

================================================================================

PROSPECTUS

                           ALLIANT ENERGY CORPORATION
                             SHAREOWNER DIRECT PLAN
                           (EXISTING SHAREOWNERS ONLY)

                        2,500,000 Shares of Common Stock

     We are offering participation in our Shareowner Direct Plan (Existing Shareowners Only). Only our existing shareowners are eligible to participate in the plan. The plan provides you with a variety of options, including:

     o automatic reinvestment of all or a portion of your cash dividends paid on shares of our common stock in additional shares of our common stock;

     o a means of purchasing additional shares of our common stock by making optional cash investments of up to $120,000 per calendar year;

     o a free custodial service for depositing your common stock certificates with the administrator of the plan for safekeeping;

     o the ability to transfer or make gifts of your shares of our common stock at no charge; and

     o    the ability to sell your shares of our common stock through the plan.

     The plan provides that shares of our common stock may be purchased for participants from us or in the open market or in privately negotiated transactions. The price of shares of common stock purchased under the plan will be either:

     o the average of the high and low sale price of shares of our common stock as reported on the New York Stock Exchange on the date of purchase if newly issued shares are purchased from us, or

     o the weighted average of the price paid for shares of our common stock if purchased on the open market or in privately negotiated transactions.

No brokerage commissions, fees or service charges are charged to you in connection with purchases of shares under the plan or for participating in the plan.

     Our common stock is listed on the New York Stock Exchange under the symbol "LNT." The closing price of our common stock on November 18, 2002 on the New York Stock Exchange was $14.47 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ____________________

                The date of this prospectus is November 19, 2002.

                                TABLE OF CONTENTS

                                                                            Page

The Company.................................................................. 3
Use of Proceeds.............................................................. 3
Summary of Plan Features..................................................... 3
The Plan..................................................................... 4
  Purpose.................................................................... 4
  Plan Administration........................................................ 4
  Enrollment Procedures...................................................... 4
  Transfer of Shares from Street Name........................................ 5
  Optional Cash Investments.................................................. 5
  Methods of Investment...................................................... 5
  Dividend Reinvestment Options.............................................. 6
  Purchase of Common Stock................................................... 7
  Price to Participants...................................................... 8
  Sale of Common Stock....................................................... 8
  Custody of Stock and Issuance of Stock Certificates........................ 9
  Share Safekeeping.......................................................... 9
  Gift/Transfer of Shares Held in the Plan................................... 9
  Withdrawal and Termination................................................. 9
  Stock Splits, Stock Dividends and Rights Offerings.........................10
  Voting Rights..............................................................10
  Statements and Reports.....................................................10
  No Right to Draw Against Account...........................................11
  Duties and Responsibilities................................................11
  Change or Termination of the Plan..........................................11
  Our Termination of an Account..............................................11
  Interpretation of the Plan.................................................11
  Governing Law..............................................................11
Federal Income Tax Consequences..............................................12
  General Considerations.....................................................12
  Tax Withholding............................................................13
Rights to Purchase Common Stock..............................................13
Legal Matters................................................................14
Experts......................................................................14
Where You Can Find More Information..........................................14
                         ______________________________

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results or operations and prospects may have changed since those dates.
                         _______________________________

     Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus to "we," "our," "us" or similar references mean Alliant Energy Corporation.

                                   THE COMPANY

     We are a diversified energy-services provider engaged primarily in regulated utility operations in both the Midwest and internationally. We also have significant non-regulated domestic and international operations. Through our subsidiaries and partners, we provide electric, natural gas, water and steam services to our over three million customers worldwide. Our domestic regulated public utility subsidiaries, Interstate Power and Light Company and Wisconsin Power and Light Company, operate in Iowa, Wisconsin, Illinois and Minnesota. Alliant Energy Resources, Inc., our non-regulated subsidiary, has energy-related operations and investments throughout the United States as well as in Australia, Brazil, China, Mexico and New Zealand.

     Our principal executive office is located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608) 458-3311.

                                 USE OF PROCEEDS

     We have no basis for estimating either the number of authorized but unissued shares of common stock that we will ultimately sell pursuant to the plan or the prices at which we will sell the shares. Any net proceeds we receive from the sale of shares under the plan will be added to our general funds and used for general corporate purposes. We will not receive any proceeds from the sale of shares under the plan that are acquired on the open market or in privately negotiated transactions.

                            SUMMARY OF PLAN FEATURES

     Some of the features of the plan, which are described in greater detail under "The Plan" below, are:

     o    In order to participate in the plan, you must be a current shareowner.

     o If you participate in the plan, then you may acquire additional shares of common stock by making optional cash investments in amounts not less than $25 per investment nor more than $120,000 per calendar year. The investment amount can be automatically deducted from your bank account or it can be submitted by mail.

     o If you participate in the plan and are our employee or an employee of one of our subsidiaries, then you may also acquire additional shares of common stock by making optional cash investments through payroll deductions. The minimum deduction per pay period is the amount specified on the payroll withholding form. You may not make optional cash investments through payroll deductions of more than $120,000 per calendar year, including any optional cash investments made by means other than payroll deduction.

     o If you participate in the plan, then you may acquire additional shares of common stock automatically by reinvesting all or a portion of your cash dividends paid on shares of common stock you then own.

     o If you participate in the plan, then you may deposit your common stock certificates, at no cost, with the plan administrator for safekeeping.

     o If you participate in the plan, then you may have your cash dividends electronically deposited into your checking or savings account.

     o If you participate in the plan, then you may sell your shares of common stock held by the plan through the plan administrator.

     o Dividends are calculated on all full and fractional shares of common stock in the plan.

     o Personal record keeping is simplified by our issuance of statements indicating account activity. YOU SHOULD RETAIN THESE STATEMENTS FOR TAX PURPOSES.

     o If you participate in the plan, then you may transfer or make gifts of shares of common stock at no charge.

                                    THE PLAN

     The following are the terms and conditions of the plan.

Purpose

     The purpose of the plan is twofold. First, the plan provides our shareowners of record, including our employees and the employees of our subsidiaries who are shareowners, with a simple, convenient and economical method to purchase shares of common stock and to reinvest all or a portion of their cash dividends in additional shares of common stock. Second, the plan provides us with the ability to sell our authorized but unissued shares of common stock to participants in the plan, which will raise funds to increase our equity base for general corporate purposes.

Plan Administration

     Through our Shareowner Services Department, the administrator of the plan, we administer the plan, keep records, send statements of account activity to participants and perform clerical and ministerial duties related to the plan. An independent agent, which is not an affiliate of ours, designated by the administrator will make purchases and sales of shares of common stock for the plan in the open market or in privately negotiated transactions. Subject to applicable securities laws and some limitations, the independent agent will have full discretion as to the timing of, and all matters relating to, purchases and sales of shares of common stock for the plan other than for the purchase from us of authorized but unissued shares.

     The administrator will establish and maintain a separate account under the plan for each participant. We will credit to your account all shares of common stock, including any fractional shares, computed to four decimal places, purchased for a participant under the plan, and any shares a participant deposits through the plan's share safekeeping service.

     You should direct all inquiries and instructions concerning the plan to:

         Alliant Energy Shareowner Services
         P.O. Box 2568
         Madison, WI 53701-2568
         Telephone: (608) 458-3110
                    (800) 356-5343
         Fax:       (608) 458-3321
         Internet:  www.alliantenergy.com

     All correspondence should include your shareowner account number, taxpayer identification or social security number and daytime telephone number where you may be contacted during normal working hours to facilitate a prompt response.

Enrollment Procedures

     Shareowners

     If you are currently a shareowner of record, then you may enroll in the plan at any time by completing and returning an authorization form to the administrator. You should direct requests for authorization forms to the administrator, either by telephone, in writing or through the internet.

     "Street Name" Holders

     If you own shares of common stock that are held on your behalf by a bank, broker, trustee or other agent, then you may enroll in the plan by registering shares of common stock directly in your name and by returning a completed authorization form to the administrator. See "Transfer of Shares from Street Name."

     Employees

     With limited exceptions described below, any of our employees or employees of our subsidiaries who are shareowners may enroll in the plan at any time by completing and returning an authorization form to the administrator or by enrolling in the same manner as any other eligible participant described above.

     Exceptions

     We reserve the right to prohibit participation in the plan by any shareowner who is a citizen or resident of a country other than the United States, if his or her participation would violate local laws and regulations applicable to us or the prospective participant. In any such case, the administrator will return any authorization form tendered by any such shareowner.

     General

     We will process authorization forms as promptly as practicable. Participation in the plan will begin after the administrator has reviewed and accepted a properly completed form.

Transfer of Shares From Street Name

     If you are a beneficial owner of common stock whose shares are registered in the name of a bank, broker, trustee or other agent, then you may participate in the plan with respect to these shares by either:

     o transferring the shares to a plan account by directing your agent (for example, your bank, broker or trustee) to register the shares directly in your name and having the agent deliver a certificate to you, or

     o instructing your agent to transfer the shares to the administrator to be deposited into the plan for "share safekeeping" for credit to your plan account. See "Share Safekeeping."

Optional Cash Investments

     Once you are enrolled in the plan, you may purchase additional shares of common stock using the plan's optional cash investment feature. You must make optional cash investments in amounts of not less than $25 per investment and may not aggregate more than $120,000 per calendar year, whether by check or automatic investment. We will not waive these restrictions; however, the $25 minimum is not applicable to employee participants who make investments through payroll deductions. You have no obligation to make an optional cash investment at any time, and the amount of your investments may vary from time to time.

     The administrator must receive authorization forms, which are subject to our review, at least five business days prior to the next investment date (as defined under "Purchase of Common Stock"). The administrator will invest optional cash investments on the next investment date, provided the administrator receives such investments at least five business days prior to that investment date.

     We will not pay interest on any optional cash investments received and held for investment under the plan. Therefore, it is to your benefit to mail an optional cash investment so that the administrator receives it shortly, but not less than five business days, before an investment date. To receive dividends, the administrator must have received and invested an optional cash investment on the investment date prior to the dividend record date.

     Upon written request, we will refund any optional cash investment, provided we receive your request at least two business days prior to the investment date following receipt of your investment. However, we will not make a refund until we actually receive the funds.

Methods of Investment

     Check Investment

     You may make optional cash investments by personal check or money order payable to "Alliant Energy."

     If a check is returned unpaid for any reason, then we will consider the request for investment of these funds null and void. If any shares have been purchased with these funds, then the administrator will be entitled to remove those shares from the participant's account and sell those shares to satisfy the balance of the uncollected funds. If the net proceeds from the sale are insufficient to cover this balance, then we will, in addition to any other rights we may have, be entitled to sell any additional shares from your account that may be necessary to satisfy the uncollected balance.

     Automatic Investment

     You may make automatic monthly optional cash investments of at least $25 by electronic funds transfer from a predesignated account with a U.S. financial institution. To initiate automatic investments, you must complete and return to the administrator an automatic investment form and an authorization form, as well as deliver to the administrator a voided blank check or a savings deposit slip for the account from which funds are to be drawn. You may obtain automatic investment forms from the administrator. Automatic investments will be initiated as promptly as practicable. Funds then will be drawn from your designated account on the tenth day of each month, or, if the tenth day falls on a weekend or bank holiday, the first business day thereafter, and will be invested in common stock on the next investment date.

     You may change the amount of your future automatic investments by completing and submitting to the administrator a new automatic investment form. You may terminate your automatic investments by notifying the administrator by phone, in writing or through the internet. To be effective with respect to the next automatic investment date, the administrator must receive the new form or notice at least six business days preceding that date.

     Electronic direct deposit of cash dividends that you elect to receive also is available through the plan.

     Payroll Deductions

     Our employees or employees of our subsidiaries who are shareowners may also make optional cash investments by means of payroll deduction, and the $25 minimum for optional cash investments will not apply to investments made through payroll deductions. To initiate payroll deductions, the employee must complete and return to the administrator a payroll withholding form and an authorization form.

     The payroll withholding form, which allows participating employees to decide the dollar amount to be deducted from their paychecks for each pay period, will become effective as promptly as practicable. Deductions will be used to purchase full and fractional, computed to four decimal places, shares of common stock on the next investment date. The minimum deduction per pay period is the amount specified on the payroll withholding form.

     Payroll deduction authorizations will remain in effect until cancelled or modified by the employee, which a participating employee may accomplish by completing and returning a new payroll withholding form indicating the change desired. To be effective with respect to the next payroll deduction, the administrator must receive the new payroll withholding form at least six business days preceding that date.

Dividend Reinvestment Options

     The authorization form allows you to choose a reinvestment option for participation in the plan. If you do not specify otherwise, then your account will be enrolled for full dividend reinvestment. By choosing the appropriate box, you may select:

Full Dividend           Reinvest all cash dividends on all certificated shares
Reinvestment ->         held by you and on all shares credited to your plan
                        account. You may make optional cash investments at any time as described in this prospectus.

Partial Dividend        Receive cash dividends on a specified number of your
Reinvestment ->         shares of common stock and reinvest the cash dividends
                        on the remainder of your shares.

                        The shares you specify to receive cash dividends may consist of a combination of certificated shares and shares credited to your plan account. You may elect to have cash dividend payments not reinvested paid by check or through electronic direct deposit. You may make optional cash investments at any time as described in this prospectus.

Optional Cash           Receive cash dividends on all of your shares of common
Purchases Only ->       stock, including both certificated shares held by you
                        and shares held by the plan and credited to your plan account. You may make optional cash investments at any time.

     If you participate in the plan's full or partial dividend reinvestment option, then reinvestment will commence with the first dividend payable after the dividend record date following your enrollment. We will publicly announce dividend record dates.

     If you wish to change your method of participation, then you must obtain and complete a new authorization form and send it to the administrator. To be effective with respect to a particular common stock dividend, the administrator must receive the new authorization form at least two business days before the record date for the dividend. If you elect to cease the reinvestment of your dividends, then you may receive them by check or electronic direct deposit. You may also continue to have the administrator hold your shares through the share safekeeping service, buy shares with optional cash investments, and sell or transfer the shares as you desire. See "Share Safekeeping," "Optional Cash Investments," "Sale of Common Stock" and "Gift/Transfer of Shares Held in the Plan."

     On each applicable investment date, we will promptly, after deducting withholding taxes, if any, combine and pay over to the administrator all cash dividends payable on shares held by the administrator for all participants who are reinvesting their dividends in the plan. The administrator will apply the dividends to the purchase of shares of common stock. The administrator will credit the proportionate number of shares, computed to four decimal places, purchased by the administrator to your account.

Purchase of Common Stock

     Reinvested common stock dividends, optional cash investments and proceeds, which will be treated regardless of the amount as optional cash purchases, from the sale or redemption of common stock subscription or other rights, if any, received by the administrator on behalf of participants will be used to acquire either outstanding shares of common stock or authorized but unissued shares of common stock from us, provided that we are willing to sell the common stock. Purchases of outstanding shares of common stock on behalf of plan participants may be made on any stock exchange in the U.S. where our common stock is traded, in the over-the-counter market or by privately negotiated transactions on terms that the independent agent for the administrator may reasonably determine at the time of purchase. Any shares purchased from us will be made in accordance with applicable requirements.

     The administrator and its designated independent agent may combine your funds with those of other participants for the purpose of purchasing shares. Neither we nor any affiliated purchasers will exercise any direct or indirect control or influence over the times when, or prices at which, the designated independent agent may purchase common stock for the plan or the amount of shares the designated independent agent may purchase.

     Purchases of shares of common stock under the plan will be made on or about the following applicable "investment dates":

     o Each dividend payment date is an investment date for the reinvestment of cash dividends.

     o The 15th day of each month, or the next business day if the 15th falls on a weekend or holiday, is an investment date for optional cash investments.

     Purchases may be made over a period of several days in the case of open market purchases. All open market purchases will be aggregated for the investment date.

     For a number of reasons, including observance of the rules and regulations of the Securities and Exchange Commission or other regulatory agencies requiring temporary curtailment or suspension of purchases, the investment of all or part of the funds available in your account may be delayed from time to time. We will not pay any interest on funds we hold pending investment. However, shares of common stock will either be purchased within 35 days of receipt of optional cash investments or funds will be returned to you.

     We will credit your account with that number of shares of common stock, including any fractional shares, computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price per share.

Price to Participants

     The price of newly-issued shares of common stock purchased from us for participants will be the average, computed to four decimal places, of the high and low sale prices of shares of common stock as reported on the New York Stock Exchange on the applicable investment date. If no trading occurs on the New York Stock Exchange in the common stock on the applicable investment date, then the price will be determined with reference to the next preceding date on which the common stock is traded on the New York Stock Exchange. The price of shares of common stock purchased for participants on the open market or in privately negotiated transactions will be the weighted average price of all the shares purchased for the applicable investment date. If an investment under the plan is at any time made in both newly-issued and already outstanding shares, then the shares purchased will be allocated as proportionately as is practicable among the accounts of all participants for whom funds are being invested at that time.

     Under the plan, you do not have the ability to order the purchase of a specific number of shares, purchase of shares at a specified price or a particular date of purchase, as could be done with respect to purchases through a broker.

Sale of Common Stock

     You can sell all or part of your shares held in your plan account by providing the administrator with written instructions, signed by all registered holders. You cannot sell any certificated shares that you may be holding unless you first deposit them with the administrator pursuant to the plan's share safekeeping service.

     Your sales will be made as soon as practicable after the administrator receives written instructions from you. Requests to sell plan shares will be aggregated and processed within ten business days by an independent broker, which is not an affiliate of ours, designated by the administrator on the open market at prevailing market prices. When you sell your shares, the price per share that you will receive will be the average of the proceeds from all shares sold by the administrator, less your proportionate share of the brokerage commission, transfer taxes, if any, and withholding tax, if any.

     You are required to maintain a balance of one or more full shares of common stock or we may terminate your plan account. We will treat a request to sell all shares held in your account as a withdrawal from the plan. See "Our Termination of an Account" and "Withdrawal and Termination."

Custody of Stock and Issuance of Stock Certificates

     The administrator will hold all shares purchased on your behalf through the plan in safekeeping in our name or the name of our nominee. However, you may at any time and without charge, obtain a certificate for all or part of the whole shares credited to your plan account by making a request in writing to the administrator. We will not issue any certificates for fractional shares. Obtaining certificates for your plan account shares in no way affects dividend reinvestment. See "Dividend Reinvestment Options."

Share Safekeeping

     The plan's "share safekeeping" service allows you to deposit common stock certificates held by you with the administrator for safekeeping. The advantages of the share safekeeping service are:

     o The risk associated with the loss of your stock certificate(s) is eliminated. If your certificates are lost or stolen, then you cannot sell or transfer your shares without first obtaining replacement certificates. This process of replacing lost certificates could take several weeks and will result in cost and paperwork, both for you and for us.

     o Certificates deposited with the administrator will be transferred into our name or the name of our nominee and credited to your account under the plan. The shares then will be treated in the same manner as shares purchased through the plan, and you may conveniently and efficiently sell or transfer those shares through the plan. See "Sale of Common Stock," "Gift/Transfer of Shares Held in the Plan" and "Withdrawal and Termination."

     o You have all plan options available to you, including full or partial reinvestment and/or receiving dividends by check or electronic deposit.

     To participate in the plan's share safekeeping service, you must complete and return an authorization form, along with the common stock certificates you wish to deposit, to the administrator by registered and insured mail. You should not endorse the certificates or complete the assignment section. You may obtain an authorization form by calling or writing the administrator. If you have lost any of your certificates, then you must replace them before you may participate in the share safekeeping service.

Gift/Transfer of Shares Held in the Plan

     You may transfer the ownership of some or all of your plan shares, including shares held in safekeeping, by mailing to the administrator a properly executed stock assignment form, which you may obtain from the administrator or a financial institution, with a Medallion Signature Guarantee for all owners and a letter of instruction. A Medallion Signature Guarantee is a signature guarantee by an institution such as a commercial bank, trust company, securities broker/dealer, credit union or a saving institution participating in a Medallion Program approved by the Securities Transfer Association, Inc. You may transfer shares to new or existing shareowners.

     Unless otherwise instructed, the administrator will retain the shares and enroll the transferee in full dividend reinvestment, provided the transferee is eligible to participate. The new participant will receive a statement showing the number of shares transferred and now held in his or her plan account, which will be considered the transaction confirmation.

Withdrawal and Termination

     You may withdraw from the plan at any time by giving written notice to the administrator. If you terminate participation in the plan, all reinvestment of your dividends will immediately stop if the notice of withdrawal is received by the administrator not later than ten business days prior to the record date for the next dividend payment. Investment of optional cash will stop immediately if notification of withdrawal from the plan is received by the administrator at least two business days prior to the applicable investment date. The entire amount of any optional cash received for which investment has been stopped by termination of participation in the plan will be refunded to you without interest.

     Upon withdrawal from the plan, you or your personal representative or other authorized agent may elect to either receive a certificate for the number of whole shares held in your account and a check for the value of any fractional share, or sell all shares in your account as described under "Sale of Common Stock."

     If you terminate participation in the plan, then you will receive a check for the cash value of any fractional share held in your plan accounts. Fractions of shares will be valued at the then current market price, determined in the same manner as provided with respect to the sale of whole shares, less brokerage commissions, transfer taxes and withholding taxes, if any.

     You may not make any optional cash investments after you have terminated participation in the plan unless and until you rejoin the plan, which you may accomplish by complying with the enrollment procedures. See "Enrollment Procedures." However, we reserve the right to reject any authorization form from a previous participant on grounds of excessive joining and termination. Such reservation is intended to minimize administrative expense and to encourage use of the plan as a long-term investment service.

Stock Splits, Stock Dividends and Rights Offerings

     We will credit to your account any shares distributed pursuant to stock dividends or stock splits effected by us on shares held by the administrator for you. If we make available to holders of our common stock subscription or other rights to purchase additional shares of common stock or other securities, then the administrator will, if and when the rights trade independently, sell the rights accruing to all shares held by the administrator for the participants and will apply the net proceeds of the sale to the purchase of common stock. However, we will, in advance of a subscription offer, or, if the rights may not be independently traded upon issuance, prior to the date on which the rights trade independently, inform you that if you do not want the administrator to sell your rights and invest the proceeds, then it will be necessary for you to transfer all full shares held under the plan to your own name by a given date. This would permit you to exercise, transfer or sell the rights on the shares. If rights issued by us are redeemed prior to the date that the rights trade independently, then the administrator will invest the resultant funds in additional shares of common stock.

Voting Rights

     The administrator will vote at shareowners' meetings any full shares of common stock credited to your account under the plan in accordance with your instructions. The administrator will not vote such shares if you do not give any instructions. A proxy card will be mailed to you representing the shares of common stock held in your plan account.

Statements and Reports

     You will receive quarterly statements showing all transactions in your account for that quarter, including the amount invested, the price paid per share, the number of shares purchased and total shares accumulated. You should retain these statements for purposes of establishing the cost basis of shares purchased under the plan for income tax and other purposes.

     The administrator will also send you an account statement as soon as practicable after each optional cash investment, sale or transfer.

     In addition, you will receive copies of the same communications we send to all other holders of common stock, including our annual reports, notices of annual meetings and proxy statements, and information you need for reporting dividend income for Federal income tax purposes.

     All notices, statements and reports to you will be addressed to you at your last address we have on record. Therefore, you must promptly notify us by phone, in writing or through the internet of any change of address.

No Right to Draw Against Account

     You will not have a right to draw checks or drafts against your account or give instructions to the administrator with respect to any shares or cash held therein, except as expressly provided in this prospectus.

Duties and Responsibilities

     Neither we nor any of our agents will have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the plan, nor will we have any duties, responsibilities or liabilities, except as expressly set forth in this prospectus. Neither we nor any of our agents will be liable under the plan for any act done in good faith or for any good faith omission to act, including any claims of liability with respect to the prices at which shares are purchased or sold for your account, the times when the purchases or sales are made or any inability to purchase or sell shares, for any fluctuation in the market value after purchase or sale of shares, or arising out of failure to terminate your account upon your death prior to receipt of notice in writing of your death.

     You should recognize that we cannot provide any assurance of profit or protection against loss on any shares purchased under the plan.

Change or Termination of the Plan

     We reserve the right to amend, modify, suspend or terminate the plan in whole, in part, or with respect to participants in one or more jurisdictions. We will send notice of any suspension, termination or significant amendment, or modification of the plan to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the plan by us, a certificate for whole shares credited to an affected participant's account under the plan will be issued to the participant and a cash payment will be made for any fraction of a share. Fractions of shares will be valued at the then current market price, determined in the same manner as provided with respect to the sale of whole shares, less brokerage commissions, transfer taxes and withholding tax, if any. Any uninvested funds held by the administrator at the time of any suspension or termination of the plan will be remitted by the administrator to affected participants.

Our Termination of an Account

     We may terminate your enrollment in the plan if you no longer hold any shares of record and your plan shares total less than one whole share of common stock. At our discretion we may also terminate your participation in the plan upon written notice mailed to you at the address appearing on our records. Upon termination, you will receive a certificate for whole shares held in your account and a check for the value of any fractional share held in your plan account. Fractions of shares will be valued at the then current market price, determined in the same manner as provided with respect to the sale of whole shares, less brokerage commissions, transfer taxes and withholding tax, if any.

Interpretation of the Plan

     We may in our discretion interpret and regulate the plan as we deem necessary or desirable in connection with the operation of the plan and resolve questions or ambiguities concerning the various provisions of the plan.

Governing Law

     The plan will be governed by the internal laws of the State of Wisconsin.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth the general Federal income tax consequences for an individual participating in the plan. This discussion is not, however, intended to be an exhaustive treatment of the tax consequences. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein. Accordingly, and because tax consequences may differ among participants in the plan, you should consult your own tax advisor to determine the particular tax consequences, including state income tax consequences, that may result from participation in and the subsequent disposal of shares purchased under the plan.

General Considerations

     In general, participants reinvesting dividends under the plan have the same federal income tax consequences with respect to their dividends as do shareowners who are not reinvesting dividends under the plan. On the dividend payment date, participants will receive a taxable dividend equal to the cash dividend reinvested, to the extent we have earnings and profits. This treatment applies with respect to both the shares of common stock held of record by the participant and the participant's plan account shares even though the dividend amount is not actually received in cash but is instead applied to the purchase of shares of common stock for the participant's plan account. If shares are purchased on the open market or in a privately negotiated transaction, then the participant's share of brokerage fees, if any, that we pay will also be taxed as an additional dividend to that participant, to the extent we have earnings and profits.

     Shares or any fractions of shares of common stock purchased on the open market or in a privately negotiated transaction with reinvested dividends will have a tax basis equal to the amount paid therefor, increased by any brokerage fees treated as a dividend to the participant. Shares or any fractions of shares of common stock purchased from us with reinvested dividends will have a tax basis equal to the amount of the dividend. Whether purchased on the open market or in a privately negotiated transaction or from us, the shares or any fractions of shares will have a holding period beginning on the day following the purchase date.

     Participants that make optional cash investments under the plan will be deemed to have received an additional taxable dividend in the amount of the participant's pro rata share of the brokerage commissions, if any, that we pay, to the extent we have earnings and profits. Such brokerage commissions will only be incurred on the purchase of the common stock in the open market or in privately negotiated transactions. Shares or any fractions of shares purchased with optional cash investments will have a tax basis equal to the amount of the payments increased by the amount of brokerage fees, if any, treated as a taxable dividend to the participant with respect to those shares or fractions of shares. The holding period for the shares or fractions of shares will begin on the day following the purchase date.

     Participants should not be treated as receiving an additional taxable dividend based upon their pro rata share of the costs of administering the plan which we pay. However, we cannot provide any assurances that the Internal Revenue Service will agree with this position. We have no present plans to seek formal advice from the IRS on this issue.

     Participants will not recognize taxable income when they receive certificates for whole shares credited to their account, either upon their request for the certificates or upon withdrawal from, or termination of the plan. However, participants will generally recognize gain or loss when shares acquired under the plan are sold or exchanged either through the plan at their request or by participants themselves after receipt of certificates for shares from the plan. Participants will also generally recognize gain or loss when they receive cash payments for fractional shares credited to their accounts, upon the sale of shares through the plan or upon withdrawal from or termination of the plan. The amount of gain or loss is the difference between the amount which the participant receives for his or her whole shares or fractional shares and the tax basis thereof. Provided that the shares are capital assets in the hands of the participant, the gain or loss will be a capital gain or loss, long-term or short-term depending on the participant's holding period.

Tax Withholding

     In the case of a participating foreign shareowner whose dividends are subject to United States income tax withholding, or a participating domestic shareowner subject to backup withholding because a correct taxpayer identification number has not been furnished or otherwise, the tax required to be withheld will be deducted from the amount of any cash dividend reinvested. Since any withholding tax applies also to a dividend on shares credited to the participant's plan account, only the net dividend on the shares will be applied to the purchase of additional shares of common stock. The regular statements sent to participants will indicate the amount of tax withheld. Likewise, participants selling shares through the plan who are subject to backup or other withholding will receive only the net cash proceeds from the sale as required by the Internal Revenue Code and the Treasury Regulations thereunder. We cannot refund amounts withheld. Participants subject to withholding should contact their tax advisors or the IRS for additional information.

                         RIGHTS TO PURCHASE COMMON STOCK

     We have entered into a rights agreement pursuant to which each outstanding share of our common stock has attached a right to purchase one-half of one share of our common stock. Each share of our common stock we subsequently issue prior to the expiration of the rights agreement will likewise have attached a right. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of our common stock. In this prospectus, unless the context requires otherwise, all references to our common stock include the accompanying rights.

     Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, then each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one half of one share of our common stock at a purchase price of $95 per full share, or $47.50 per half share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right's then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, then each holder of a right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.001 until a party acquires 15% or more of our common stock and, after that time, may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights expire on January 20, 2009, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

     The rights have certain anti-takeover effects and may discourage or make more difficult the acquisition of our company on a non-negotiated basis, such as by an unsolicited tender offer. However, the rights will not affect a transaction approved by our board of directors prior to the existence of a 15% acquiring party because the rights can be redeemed before the consummation of such a transaction.

                                  LEGAL MATTERS

     Some legal matters in connection with the sale of the shares of common stock offered by this prospectus will be passed upon for us by Foley & Lardner, Milwaukee, Wisconsin.

                                     EXPERTS

     Our audited financial statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in its report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report. Arthur Andersen LLP has not consented to the incorporation by reference of its report in this prospectus, and we have dispensed with the requirement to file its consent in reliance upon Rule 437a of the Securities Act of 1933. The absence of such consent may limit recovery by investors on certain claims. In particular, because Arthur Andersen LLP has not consented to the incorporation by reference of its report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     On June 12, 2002, our board of directors, based on the recommendation of its audit committee, dismissed Arthur Andersen LLP as our independent accountants and engaged Deloitte & Touche LLP as our independent public accountants for 2002. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington D.C., and at regional SEC offices in New York, New York and Chicago, Illinois. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

     We are "incorporating by reference" specified documents that we file with the SEC, which means:

     o    incorporated documents are considered part of this prospectus;

     o we are disclosing important information to you by referring you to those documents; and

     o information we file with the SEC will automatically update and supersede information contained in this prospectus.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

       SEC Filings
    (File No. 1-9894)                     Description or Period/As of Date
----------------------------         -------------------------------------------

Annual Report on Form 10-K           Year ended 12/31/01

Quarter Reports on Form 10-Q         Quarters ended 3/31/02, 6/30/02 and 9/30/02

Current Reports on Form 8-K          Dated 1/1/02 (as amended by its Current
                                     Report on Form 8-K/A, filed 2/20/02),
                                     1/29/02, 6/12/02, 7/19/02 and 8/9/02

Registration Statement on            Description of our common stock, dated
Form 8-B                             April 1, 1988

Registration Statement on            Description of our common share purchase
Form 8-A                             rights, dated January 20, 1989


     We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of our common stock. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document from the SEC through the SEC's web site at the address provided above. We will provide to you documents incorporated by reference without charge, upon your written or oral request, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following:

                           Alliant Energy Corporation
                            4902 North Biltmore Lane
                            Madison, Wisconsin 53718
                              Attention: F.J. Buri
                               Corporate Secretary
                            Telephone: (608) 458-3311

                           ALLIANT ENERGY CORPORATION

                             SHAREOWNER DIRECT PLAN

                           (EXISTING SHAREOWNERS ONLY)










                              ____________________


                                   PROSPECTUS

                              ____________________














                                November 19, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission filing fee..............  $  3,341
     Legal fees and expenses....................................     8,000
     Printing and mailing expenses..............................    22,800
     Miscellaneous..............................................       859
          Total expenses........................................  $ 35,000

     Alliant Energy Corporation (the "Registrant") will pay all of the above fees and expenses. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.  Indemnification of Directors and Officers.

     Pursuant to the provisions of the Wisconsin Business Corporation Law and
Article VIII of the Registrant's Bylaws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrants against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareowners in connection with a matter in which the director or officer had a material conflict of interest;
(b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

     The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's Bylaws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled. The Registrants also carries directors' and officers' liability insurance.

Item 16.  Exhibits and Financial Statement Schedules.

     The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on November 19, 2002.

                             ALLIANT ENERGY CORPORATION


                             By: /s/ Erroll B. Davis, Jr.
                                 -----------------------------------------------
                                 Erroll B. Davis, Jr.
                                 Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Erroll B. Davis, Jr.     Chairman, President and Chief     November 19, 2002
-------------------------    Executive Officer and
Erroll B. Davis, Jr.         Director (Principal Executive
                             Officer)

/s/ Thomas M. Walker         Executive Vice President and      November 19, 2002
-------------------------    Chief Financial Officer
Thomas M. Walker             (Principal Financial Officer)


/s/ John E. Kratchmer        Vice President-Corporate          November 19, 2002
-------------------------    Controller and Chief
John E. Kratchmer            Accounting Officer (Principal
                             Accounting Officer)

            *                Director                          November 19, 2002
-------------------------
Alan B. Arends


            *                Director                          November 19, 2002
-------------------------
Jack B. Evans


            *                Director                          November 19, 2002
-------------------------
Joyce L. Hanes


            *                Director                          November 19, 2002
-------------------------
Lee Liu


            *                Director                          November 19, 2002
-------------------------
Katharine C. Lyall

        Signature                       Title                         Date
        ---------                       -----                         ----


            *                Director                          November 19, 2002
-------------------------
Singleton B. McAllister




            *                Director                          November 19, 2002
-------------------------
David A. Perdue


            *                Director                          November 19, 2002
-------------------------
Judith D. Pyle


            *                Director                          November 19, 2002
-------------------------
Robert W. Schlutz


            *                Director                          November 19, 2002
-------------------------
Wayne H. Stoppelmoor


            *                Director                          November 19, 2002
-------------------------
Anthony R. Weiler



*By: /s/ Erroll B. Davis, Jr.
    ---------------------------
     Erroll B. Davis, Jr.
     Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit Number                        Document Description
--------------                        --------------------

    (4.1) Restated Articles of Incorporation of Alliant Energy Corporation, as amended (incorporated by reference to Exhibit
                 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

    (4.2) Rights Agreement, dated January 20, 1999, between Alliant Energy Corporation and Wells Fargo Bank Minnesota, N.A. (as successor to U.S. Bank National Association) (incorporated by reference to Exhibit 4.1 to Alliant Energy's Registration Statement on Form 8-A, dated January 20, 1999).

    (4.3) Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and Light Company ("WP&L") and First Wisconsin Trust Company (n/k/a U.S. Bank, National Association) and George B. Luhman (Robert T. Jones, successor), as Trustees, filed as Exhibit 7(a) in File No. 2-6409, and the indentures supplemental thereto dated, respectively, January 1, 1948, September 1, 1948, June 1, 1950, April 1, 1951, April 1, 1952,
                 September 1, 1953, October 1, 1954, March 1, 1959, May 1, 1962,
                 August 1, 1968, June 1, 1969, October 1, 1970, July 1, 1971,
                 April 1, 1974, December 1, 1975, May 1, 1976, May 15, 1978,
                 August 1, 1980, January 15, 1981, August 1, 1984, January 15, 1986, June 1, 1986, August 1, 1988, December 1, 1990, September 1, 1991, October 1, 1991, March 1, 1992, May 1, 1992, June 1,
                 1992 and July 1, 1992 (Second Amended Exhibit 7(b) in File No. 2-7361; Amended Exhibit 7(c) in File No. 2-7628; Amended
                 Exhibit 7.02 in File No. 2-8462; Amended Exhibit 7.02 in File No. 2-8882; Second Amendment Exhibit 4.03 in File No. 2-9526; Amended Exhibit 4.03 in File No. 2-10406; Amended Exhibit 2.02 in File No. 2-11130; Amended Exhibit 2.02 in File No. 2-14816; Amended Exhibit 2.02 in File No. 2-20372; Amended Exhibit 2.02 in File No. 2-29738; Amended Exhibit 2.02 in File No. 2-32947; Amended Exhibit 2.02 in File No. 2-38304; Amended Exhibit 2.02 in File No. 2-40802; Amended Exhibit 2.02 in File No. 2-50308;
                 Exhibit 2.01(a) in File No. 2-57775; Amended Exhibit 2.02 in File No. 2-56036; Amended Exhibit 2.02 in File No. 2-61439;
                 Exhibit 4.02 in File No. 2-70534; Amended Exhibit 4.03 File No. 2-70534; Exhibit 4.02 in File No. 33-2579; Amended Exhibit 4.03 in File No. 33-2579; Amended Exhibit 4.02 in File No. 33-4961;
                 Exhibit 4.24 in File No. 33-45726, Exhibit 4.25 in File No. 33-45726, Exhibit 4.26 in File No. 33-45726, Exhibit 4.27 in
                 File No. 33-45726, Exhibit 4.1 to WP&L's Form 8-K dated March 9, 1992, Exhibit 4.1 to WP&L's Form 8-K dated May 12, 1992,
                 Exhibit 4.1 to WP&L's Form 8-K dated June 29, 1992 and Exhibit
                 4.1 to WP&L's Form 8-K dated July 20, 1992).

    (4.4) Indenture, dated as of June 20, 1997, between WP&L and Firstar Trust Company (n/k/a U.S. Bank National Association), as Trustee, relating to debt securities (incorporated by reference to Exhibit 4.33 to Amendment No. 2 to WP&L's Registration Statement on Form S-3 (Registration No. 33-60917)).

    (4.5) Officers' Certificate, dated as of June 25, 1997, creating WP&L's 7% debentures due June 15, 2007 (incorporated by reference to Exhibit 4 to WP&L's Form 8-K, dated June 25,
                 1997).

Exhibit Number                        Document Description
--------------                        --------------------

    (4.6) Officers' Certificate, dated as of October 27, 1998, creating WP&L's 5.70% debentures due October 15, 2008 (incorporated by reference to Exhibit 4 to WP&L's Form 8-K, dated October 27,
                 1998).

    (4.7) Officers' Certificate, dated as of March 1, 2000, creating WP&L's 7-5/8% debentures due March 1, 2010 (incorporated by reference to Exhibit 4 to WP&L's Form 8-K, dated March 1,
                 2000).

    (4.8) Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between Interstate Power and Light Company ("IP&L") (formerly Iowa Electric Light and Power Company ("IE")) and The First National Bank of Chicago (Bank One Trust Company, National Association, successor), as Trustee ("1993 Mortgage") (incorporated by reference to Exhibit 4(c) to IP&L's Form 10-Q for the quarter ended September 30, 1993).

    (4.9)        Supplemental Indentures to IP&L's 1993 Mortgage:

                                              IESU/IES Industries Inc.
                 Number      Dated as of           File Reference        Exhibit
                 ------   -----------------   ------------------------   -------
                 First    October 1, 1993     Form 10-Q, 11/12/93        4(d)
                 Second   November 1, 1993    Form 10-Q, 11/12/93        4(e)
                 Third    March 1, 1995       Form 10-Q, 5/12/95         4(b)
                 Fourth   September 1, 1996   Form 8-K, 9/19/96          4(c)(i)
                 Fifth    April 1, 1997       Form 10-Q, 5/14/97         4(a)

    (4.10) Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IP&L (formerly IE) and The First National Bank of Chicago (Bank One Trust Company, National Association, successor), Trustee ("1940 Indenture") (incorporated by reference to Exhibit 2(a) to IP&L's Registration Statement, File No. 2-25347).

    (4.11)       Supplemental Indentures to IP&L's 1940 Indenture:
                                                                          IESU
                  Number          Dated as of         File Reference     Exhibit
              --------------   ------------------   ------------------   -------
              First            March 1, 1941        2-25347               2(a)
              Second           July 15, 1942        2-25347               2(a)
              Third            August 2, 1943       2-25347               2(a)
              Fourth           August 10, 1944      2-25347               2(a)
              Fifth            November 10, 1944    2-25347               2(a)
              Sixth            August 8, 1945       2-25347               2(a)
              Seventh          July 1, 1946         2-25347               2(a)
              Eighth           July 1, 1947         2-25347               2(a)
              Ninth            December 15, 1948    2-25347               2(a)
              Tenth            November 1, 1949     2-25347               2(a)
              Eleventh         November 10, 1950    2-25347               2(a)
              Twelfth          October 1, 1951      2-25347               2(a)
              Thirteenth       March 1, 1952        2-25347               2(a)
              Fourteenth       November 5, 1952     2-25347               2(a)
              Fifteenth        February 1, 1953     2-25347               2(a)
              Sixteenth        May 1, 1953          2-25347               2(a)

                                                                          IESU
                  Number          Dated as of         File Reference     Exhibit
              --------------   ------------------   ------------------   -------
              Seventeenth      November 3, 1953     2-25347               2(a)
              Eighteenth       November 8, 1954     2-25347               2(a)
              Nineteenth       January 1, 1955      2-25347               2(a)
              Twentieth        November 1, 1955     2-25347               2(a)
              Twenty-first     November 9, 1956     2-25347               2(a)
              Twenty-second    November 6, 1957     2-25347               2(a)
              Twenty-third     November 4, 1958     2-25347               2(a)
              Twenty-fourth    November 3, 1959     2-25347               2(a)
              Twenty-fifth     November 1, 1960     2-25347               2(a)
              Twenty-sixth     January 1, 1961      2-25347               2(a)
              Twenty-seventh   November 7, 1961     2-25347               2(a)
              Twenty-eighth    November 6, 1962     2-25347               2(a)
              Twenty-ninth     November 5, 1963     2-25347               2(a)
              Thirtieth        November 4, 1964     2-25347               2(a)
              Thirty-first     November 2, 1965     2-25347               2(a)
              Thirty-second    September 1, 1966    Form 10-K, 1966       4.10
              Thirty-third     November 30, 1966    Form 10-K, 1966       4.10
              Thirty-fourth    November 7, 1967     Form 10-K, 1967       4.10
              Thirty-fifth     November 5, 1968     Form 10-K, 1968       4.10
              Thirty-sixth     November 1, 1969     Form 10-K, 1969       4.10
              Thirty-seventh   December 1, 1970     Form 8-K, 12/70       1
              Thirty-eighth    November 2, 1971     2-43131               2(g)
              Thirty-ninth     May 1, 1972          Form 8-K, 5/72        1
              Fortieth         November 7, 1972     2-56078               2(i)
              Forty-first      November 7, 1973     2-56078               2(j)
              Forty-second     September 10, 1974   2-56078               2(k)
              Forty-third      November 5, 1975     2-56078               2(l)
              Forty-fourth     July 1, 1976         Form 8-K, 7/76        1
              Forty-fifth      November 1, 1976     Form 8-K, 12/76       1
              Forty-sixth      December 1, 1977     2-60040               2(o)
              Forty-seventh    November 1, 1978     Form 10-Q, 6/30/79    1
              Forty-eighth     December 1, 1979     Form S-16, 2-65996    2(q)
              Forty-ninth      November 1, 1981     Form 10-Q, 3/31/82    2
              Fiftieth         December 1, 1980     Form 10-K, 1981       4(s)
              Fifty-first      December 1, 1982     Form 10-K, 1982       4(t)
              Fifty-second     December 1, 1983     Form 10-K, 1983       4(u)
              Fifty-third      December 1, 1984     Form 10-K, 1984       4(v)
              Fifty-fourth     March 1, 1985        Form 10-K, 1984       4(w)
              Fifty-fifth      March 1, 1988        Form 10-Q, 5/12/88    4(b)
              Fifty-sixth      October 1, 1988      Form 10-Q, 11/10/88   4(c)
              Fifty-seventh    May 1, 1991          Form 10-Q, 8/13/91    4(d)
              Fifty-eighth     March 1, 1992        Form 10-K, 1991       4(c)
              Fifty-ninth      October 1, 1993      Form 10-Q, 11/12/93   4(a)
              Sixtieth         November 1, 1993     Form 10-Q, 11/12/93   4(b)
              Sixty-first      March 1, 1995        Form 10-Q, 5/12/95    4(a)
              Sixty-second     September 1, 1996    Form 8-K, 9/19/96     4(f)
              Sixty-third      April 1, 1997        Form 10-Q, 5/14/97    4(b)

Exhibit Number                        Document Description
--------------                        --------------------

    (4.12) Indenture or Deed of Trust dated as of February 1, 1923, between IP&L (formerly IES Utilities Inc. ("IESU")) (successor to Iowa Southern Utilities Company ("IS") as result of merger of IS and IE)) and The Northern Trust Company (Bank One Trust Company, National Association, successor) and Harold H. Rockwell (Lawrence Dillard, successor), as Trustees ("1923 Indenture") (incorporated by reference to Exhibit B-1 to File No. 2-1719).

    (4.13)       Supplemental Indentures to IP&L's 1923 Indenture:

                    Dated as of           File Reference        Exhibit
                 -----------------        --------------        -------

                 May 1, 1940                 2-4921              B-1-k
                 May 2, 1940                 2-4921              B-1-l
                 October 1, 1945             2-8053              7(m)
                 October 2, 1945             2-8053              7(n)
                 January 1, 1948             2-8053              7(o)
                 September 1, 1950           33-3995             4(e)
                 February 1, 1953            2-10543             4(b)
                 October 2, 1953             2-10543             4(q)
                 August 1, 1957              2-13496             2(b)
                 September 1, 1962           2-20667             2(b)
                 June 1, 1967                2-26478             2(b)
                 February 1, 1973            2-46530             2(b)
                 February 1, 1975            2-53860             2(aa)
                 July 1, 1975                2-54285             2(bb)
                 September 2, 1975           2-57510             2(bb)
                 March 10, 1976              2-57510             2(cc)
                 February 1, 1977            2-60276             2(ee)
                 January 1, 1978             0-849               2
                 March 1, 1979               0-849               2
                 March 1, 1980               0-849               2
                 May 31, 1986                33-3995             4(g)
                 July 1, 1991                0-849               4(h)
                 September 1, 1992           0-849               4(m)
                 December 1, 1994            0-4117-1            4(f)

    (4.14) Indenture (For Unsecured Subordinated Debt Securities), dated as of December 1, 1995, between IP&L (formerly IESU) and The First National Bank of Chicago (Bank One Trust Company, National Association, successor), as Trustee (Subordinated Indenture) (incorporated by reference to Exhibit 4(i) to IP&L's Amendment No. 1 to Registration Statement, File No. 33-62259).

    (4.15) Indenture (For Senior Unsecured Debt Securities), dated as of August 1, 1997, between IP&L (formerly IESU) and The First National Bank of Chicago (Bank One Trust Company, National Association, successor), as Trustee (incorporated by reference to Exhibit 4(j) to IP&L's Registration Statement, File No. 333-32097).

Exhibit Number                        Document Description
--------------                        --------------------

    (4.16) Officers' Certificate, dated as of August 4, 1997, creating IP&L's (formerly IESU) 6-5/8% Senior Debentures, Series A, due 2009 (incorporated by reference to Exhibit 4.12 to IP&L's Annual Report on Form 10-K, for the year ended December 31,
                 2000).

    (4.17) Officers' Certificate, dated as of March 6, 2001, creating IP&L's (formerly IESU) 6-3/4% Senior Debentures, Series B, due 2011 (incorporated by reference to Exhibit 4 to IP&L's Form 8-K, dated March 6, 2001).

    (4.18) The Original through the Nineteenth Supplemental Indentures of IP&L (successor to Interstate Power Company ("IPC")) to JP Morgan Chase (formerly The Chase Manhattan Bank) and Carl E. Buckley and C. J. Heinzelmann, as Trustees (James P. Freeman, successor, as Trustee), dated January 1, 1948 securing First Mortgage Bonds (incorporated by reference to Exhibits 4(b) through 4(t) to IPC's Registration Statement No. 33-59352 dated March 11, 1993).

    (4.19) Twentieth Supplemental Indenture of IP&L (successor to IPC) to JP Morgan Chase (formerly The Chase Manhattan Bank) and C. J. Heinzelmann (James P. Freeman, successor), as Trustees, dated May 15, 1993 (incorporated by reference to Exhibit 4(u) to IPC's Registration Statement No. 33-59352 dated March 11,
                 1993).

    (4.20) Twenty-First Supplemental Indenture of IP&L (successor to IPC) to JPMorgan Chase Bank (formerly the Chase Manhattan Bank) and James P. Freeman, as Trustees, dated December 31, 2001 (incorporated by reference to Exhibit 4.3 to IP&L's Form 8-K, dated January 1, 2002).

    (4.21) Indenture, dated as of November 4, 1999, among Alliant Energy Resources, Inc. ("Resources"), Alliant Energy Corporation, as Guarantor, and Firstar Bank, N.A. (U.S. Bank, N.A., successor), as Trustee (incorporated by reference to Exhibit 4.1 to Resources' and Alliant Energy Corporation's Registration Statement on Form S-4 (Reg. No. 333-92859)), and the indentures supplemental thereto dated, respectively, November 4, 1999, February 1, 2000 and November 15, 2001 (Exhibit 4.2 in Registration No. 333-92859, Exhibit 99.4 in Alliant Energy Corporation's Form 8-K dated February 1, 2000 and Exhibit 4.4 in Resources' and Alliant Energy Corporation's Registration Statement on Form S-4 (Registration No. 333-75020)).

                 Pursuant to Item 601(b)(4)(iii) of Regulation S-K, Alliant Energy agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of Alliant Energy Corporation.

    (4.22) Alliant Energy Corporation Shareowner Direct Plan (Existing Shareowners Only) (terms and conditions of this plan are set forth in the prospectus contained in this registration statement).

Exhibit Number                        Document Description
--------------                        --------------------

    (5)          Opinion of Foley & Lardner (including consent of counsel).

    (23.1)       Consent of Foley & Lardner (filed as part of Exhibit (5)).

    (23.2) Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act of 1933).

    (24)         Powers of attorney.

Documents incorporated by reference to filings made by Alliant Energy Corporation under the Securities Exchange Act of 1934, as amended, are under File No. 1-9894. Documents incorporated by reference to filings made by Wisconsin Power and Light Company under the Securities Exchange Act of 1934, as amended, are under File No. 0-337. Documents incorporated by reference to filings made by IES Industries Inc. under the Securities Exchange Act of 1934, as amended, are under File No. 1-9187. Documents incorporated by reference to filings made by Interstate Power and Light Company (formerly IES Utilities Inc.) under the Securities Exchange Act of 1934, as amended, are under File No. 0-4117-1. Documents incorporated by reference to filings made by Interstate Power Company under the Securities Exchange Act of 1934, as amended, are under File No. 1-3632.